Exhibit 13.2

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Tata Motors Limited (the “Company”) hereby certifies, to such officer’s knowledge, that:

i. The Company’s annual report on Form 20-F for the year ended March 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

ii. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 26, 2006

/s/ PRAVEEN P KADLE
Praveen P Kadle
Executive Director